UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 2, 2014 (December 1, 2014)
Northrim BanCorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Alaska	0-33501	92-0175752
________________________ (State or other jurisdiction	_____________ (Commission	_________________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3111 C Street, Anchorage, Alaska		99503
___________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	907-562-0062
Not Applicable
___________________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.
On December 1, 2014, Northrim Capital Investments Co., ("NCIC") an Alaska corporation and wholly-owned subsidiary of Northrim Bank (“Northrim Bank”), entered into a First Amendment (the "Amendment") to the Unit Purchase Agreement dated August 6, 2014 (the "Agreement") between NCIC, Residential Mortgage Holding Company, LLC, an Alaska limited liability company ("RML") and the equity owners of RML identified in the Agreement (the "Sellers"), and George Porter as the Sellers' agent. The Amendment amends and restates the definitions of both "Targeted Net Closing Equity Amount" and "Net Closing Equity Amount" and modifies the calculation of the "Preliminary Net Closing Equity Amount" so as to more closely reflect the original intent of the parties to the Agreement.
Northrim Bank is a wholly-owned subsidiary of Northrim Bancorp, Inc.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety be reference to the full and complete text of the Amendment, which is attached hereto as Exhibit 2.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

2.2	First Amendment to Unit Purchase Agreement among Northrim Capital Investments Co., Residential Mortgage Holding Company, LLC, the sellers identified therein and George Porter as the sellers' agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northrim BanCorp, Inc.

December 2, 2014	By:	/s/ Latosha Frye

Name: Latosha Frye
Title: SVP, CFO

Exhibit Index

Exhibit No.	Description

2.2	First Amendment to Unit Purchase Agreement among Northrim Capital Investments Co., Residential Mortgage Holding Company, LLC, the sellers identified therein and George Porter as the sellers' agent.